UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Community Bankers Trust Corporation

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[COMMUNITY BANKERS TRUST CORPORATION LOGO]

Dear Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Community Bankers Trust Corporation, the holding company for Essex Bank, on Friday, May 21, 2021, at 10:00 a.m. Eastern Time. Due to the public health concerns of the coronavirus pandemic, and in the interest of providing the safest environment possible, we will be holding this year’s Annual Meeting of Shareholders in a virtual format only, online through the internet.  You will be able to attend the Annual Meeting, vote your shares and submit your questions by visiting https://www.cstproxy.com/cbtrustcorp/2021 and entering the 12-digit control number included on your proxy card. Information for the virtual meeting will also be available at http://www.cbtrustcorp.com.

At the Annual Meeting, you will be asked to elect three directors for a term of three years and one director for a term of two years. You will also be asked to approve an advisory resolution to endorse the Company’s executive compensation program, to hold an advisory vote on the frequency of the advisory votes to endorse the Company’s executive compensation program and to ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2021. A formal notice of the Annual Meeting and the Company’s proxy statement follow this letter.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy. You can also vote your shares by voting through the internet or by telephone by following the instructions on your proxy card.

We hope that you will participate in the Annual Meeting, either online or by proxy.

Sincerely,

/s/ Rex L. Smith, III

Rex L. Smith, III
President and Chief Executive Officer

Richmond, Virginia

April 19, 2021

COMMUNITY BANKERS TRUST CORPORATION

9954 Mayland Drive, Suite 2100

Richmond, Virginia 23233

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Community Bankers Trust Corporation will be held on Friday, May 21, 2021, at 10:00 a.m. Eastern Time. The Annual Meeting will be held in a virtual format only, online through the internet. You will be able to attend the Annual Meeting, vote your shares and submit your questions by visiting https://www.cstproxy.com/cbtrustcorp/2021 and entering the 12-digit control number included on your proxy card.

The Annual Meeting will be held for the following purposes:

(1)	The election of three directors to a three-year term on the Board of Directors and one director for a two-year term on the Board of Directors;

(2)	The approval of the following advisory (non-binding) resolution:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement for the 2021 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.

(3)	The holding of an advisory (non-binding) vote on the frequency of the advisory votes to endorse the Company’s executive compensation program;

(4)	The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2021; and

(5)	The transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

If you were a shareholder of record at the close of business on April 13, 2021, then you are entitled to vote at the Company’s Annual Meeting and any adjournments or postponements of the meeting. You are also cordially invited to attend the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote your shares by completing and returning your proxy card or by voting through the internet or by telephone by following the instructions on your proxy card. For additional details, please see the information under the heading “How do I vote?”.

By Order of the Board of Directors,

/s/ John M. Oakey, III

John M. Oakey, III
Secretary

April 19, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2021:

The proxy statement is available on the Company’s investor website at www.cbtrustcorp.com.

Executive Officers	21

Executive Compensation	23

Certain Relationships and Related Transactions	41

☑ Proposal Two – Advisory Vote on Executive Compensation	41

☑ Proposal Three – Advisory Vote on Frequency of Advisory Votes on Executive Compensation	42

☑ Proposal Four – Appointment of Independent Registered Public Accounting Firm	43

Report of the Audit Committee	44

Shareholder Proposals	45

Annual Reports	46

PROXY STATEMENT

THE ANNUAL MEETING

This proxy statement is being furnished to the holders of common stock, par value $0.01 per share, of Community Bankers Trust Corporation, a Virginia corporation. Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the 2021 Annual Meeting of Shareholders. The Annual Meeting will be held on Friday, May 21, 2021, beginning at 10:00 a.m. Eastern Time, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

The Annual Meeting will be held in a virtual format only, online through the internet. You will be able to attend the Annual Meeting, vote your shares and submit your questions by visiting https://www.cstproxy.com/cbtrustcorp/2021 and entering the 12-digit control number included on your proxy card. If you would like to attend the Annual Meeting as a guest, you should contact the Company in advance at shareholder@essexbank.com, but, as a guest, you will not be able to vote your shares during the meeting or submit questions.  You can also listen to the Annual Meeting by telephone by calling 877-770-3647 and entering passcode 22017550#, but you will not be able to vote your shares during the meeting or submit questions.

Information for the virtual meeting will also be available at http://www.cbtrustcorp.com.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

This proxy statement will be mailed to holders of the Company’s common stock on or about April 23, 2021. The Company’s Board of Directors is asking for your proxy. By giving the Company your proxy, you authorize the proxy holders (Rex L. Smith, III, Bruce E. Thomas and John M. Oakey, III) to vote your shares at the Annual Meeting according to the instructions that you provide. If the Annual Meeting adjourns or is postponed, your proxy will be used to vote your shares when the meeting reconvenes.

The Company’s 2020 Annual Report to Shareholders, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission, is being mailed to shareholders with this proxy statement.

May I attend the Annual Meeting?

All shareholders are invited to attend the Annual Meeting. It will be held on Friday, May 21, 2021, at 10:00 a.m. Eastern Time and in a virtual format only, online through the internet.

Even if you plan to attend the Annual Meeting, please vote your proxy in advance through the internet, by telephone or by mail.

Who is entitled to vote?

If you are a shareholder of the Company’s common stock at the close of business on the Record Date of April 13, 2021, you can vote. There were 22,219,926 shares of common stock outstanding and entitled to vote on that date. For each matter properly brought before the Annual Meeting, you have one vote for each share that you own.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “shareholder of record.” The Notice of Annual Meeting of Shareholders, this proxy statement and the 2020 Annual Report to Shareholders have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Annual Meeting of Shareholders, this proxy statement and the 2020 Annual Report to Shareholders have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the “shareholder of record.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares using the voting instruction card included in the mailing or by following the instructions on that card for voting by telephone or through the internet.

How do I vote?

You may vote using any of the following methods:

•	Telephone – You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	Internet – You can vote by visiting the website for internet voting listed on your proxy card. Please have your proxy card available when you go online.

•	Mail – You can vote by signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

•	Annual Meeting – You may vote online at the Annual Meeting.

A valid proxy, if not revoked or voted otherwise, will be voted FOR the election of the nominees for director named in this proxy statement, FOR the approval of a non-binding resolution to endorse the Company’s executive compensation program, FOR the approval of a frequency of “every year” for the advisory votes to endorse the Company’s executive compensation program and FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2021.

If your shares are held in “street name,” do not follow the above instructions. Instead, follow the separate instructions provided by your broker, bank or other nominee.

Can I change my vote?

If you are a shareholder of record, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by

•	submitting a new proxy by telephone or through the internet, after the date of the earlier voted proxy;

•	returning a signed proxy card dated later than your last proxy;

•	submitting a written revocation to the Secretary of Community Bankers Trust Corporation at 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233; or

•	attending and voting online at the Annual Meeting.

If your shares are held in “street name” by your bank, broker or other nominee, you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or nominee.

To vote at the Annual Meeting, you must attend the meeting and cast your vote in accordance with the voting provisions established for the Annual Meeting. Attendance at the Annual Meeting without voting in accordance with the voting procedures will not in and of itself revoke a proxy.

If you are a beneficial owner of shares held in street name and hold your shares through a broker, bank or other nominee, you must register in advance to vote during the Annual Meeting. To register, you must first obtain a legal proxy from your broker, bank or other nominee and email proof of your legal proxy, either as a forwarded email from your broker, bank or other nominee or as an attached image of your legal proxy, reflecting the number of shares of the Company’s common stock that you held as of the record date, along with your name and email address to the Company’s transfer agent, Continental Stock Transfer & Trust Company, at proxy@continentalstock.com. Requests for registration must include the subject line “Legal Proxy” and be received by the transfer agent no later than 5:00 p.m., Eastern Time, on Monday, May 17, 2021. You will receive a confirmation email from the transfer agent of your registration and a control number that you can use to vote during the Annual Meeting.

What is a “quorum”?

A quorum consists of a majority of the outstanding shares of the Company’s common stock, as of the Record Date, present, or represented by proxy, at the meeting. A quorum is necessary to conduct business at the Annual Meeting. Inspectors of election will determine the presence of a quorum at the Annual Meeting. You are part of the quorum if you have voted by proxy. Shares for which the holder has abstained, or withheld the proxies’ authority to vote, on a matter count as shares present at the meeting for purposes of determining a quorum. Shares held by brokers that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

How are votes counted?

The election of each nominee for director requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting. You may vote “for” or “withhold” for the election of directors.

The advisory (non-binding) resolution to endorse the Company’s executive compensation program will be approved if holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting vote in favor of the action.

With respect to the advisory (non-binding) vote on the frequency of the advisory votes to endorse the Company’s executive compensation program, the alternative receiving the greatest number of votes – every year, every two years or every three years – will be the frequency that shareholders approve.

The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm will be approved if holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting vote in favor of the action.

Abstentions and broker non-votes will not be considered cast either for or against a matter. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions, the broker, bank or other nominee will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

The election of directors, the approval of an advisory resolution to endorse the Company’s executive compensation program and the advisory vote on the frequency of the advisory votes to endorse the Company’s executive compensation program are “non-discretionary” items. The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2021 is a “discretionary” item.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible.

Who will count the vote?

The Company has engaged Continental Stock Transfer & Trust Company to serve as the inspector of elections for the Annual Meeting.

What does it mean if I get more than one proxy or voting instruction card?

If your shares are registered in more than one name or in more than one account, you will receive more than one card. Please complete and return all of the proxy or voting instruction cards that you receive (or vote by telephone or through the internet all of the shares on all of the proxy or voting instruction cards received) to ensure that all of your shares are voted.

SOLICITATION OF PROXIES

The Company is soliciting the proxies associated with this proxy statement and will bear all costs of the solicitation. The Company may solicit proxies by mail, telephone, email, internet, facsimile, press releases and in person. Solicitations may be made by directors, officers and employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares that they hold of record. The Company will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to customers.

The Company has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the Annual Meeting for a fee of approximately $12,500 plus expenses.

BENEFICIAL OWNERSHIP OF SECURITIES

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of the Company’s common stock, as of April 13, 2021 (which is the Record Date for the Annual Meeting), for each director, each of the individuals named in the Summary Compensation Table in the “Executive Compensation” section on page 32 below (who are referred to as the “named executive officers”) and the Company’s current directors and executive officers as a group.

Name	Shares of Common Stock (3)	Option Shares (4)	Total Shares of Common Stock Beneficially Owned	Percent of Class
NAMED EXECUTIVE OFFICERS
Rex L. Smith, III (1)	127,412	255,000	382,412	*
Bruce E. Thomas	31,173	81,250	112,423	*
Jeff R. Cantrell	30,875	72,500	103,375	*
Patricia M. Davis (2)	1,200	122,500	123,700	*
John M. Oakey, III	25,475	141,250	166,725	*
DIRECTORS
Gerald F. Barber	35,842	--	35,842	*
Hugh M. Fain, III	15,230	--	15,230	*
William E. Hardy	44,068	--	44,068	*
Ira C. Harris	2,933	--	2,933	*
Gail L. Letts	6,288	--	6,288	*
Eugene S. Putnam, Jr.	114,029	--	114,029	*
S. Waite Rawls III	57,070	--	57,070	*
John C. Watkins	128,138	--	128,138	*
Oliver L. Way	31,976	--	31,976	*
Robin Traywick Williams	87,665	--	87,665	*
All current directors and executive officers as a group (17 persons)	753,901	702,500	1,456,401	6.3

*	Less than one percent of class, based on the total number of shares of common stock outstanding on April 13, 2021.

(1)	Mr. Smith is also a director.

(2)	Ms. Davis resigned from the Company effective February 28, 2021. The options that Ms. Davis can exercise after her resignation expire on May 29, 2021.

(3)	Amounts reflect whole numbers of shares only. Certain directors and executive officers own a fractional share of common stock as a result of automatic dividend reinvestments. Amounts also include the following shares of common stock that the individual owns directly or indirectly through affiliated corporations, close relatives and dependent children or as custodians or trustees: Barber, 6,305 shares; Letts, 149 shares; Putnam, 24,445 shares; and Williams, 4,260 shares.

(4)	Amounts reflect shares of common stock that could be acquired through the exercise of stock options within 60 days after April 13, 2021.

Principal Shareholders

The following table contains information regarding the persons or groups that the Company knows to beneficially own more than five percent of the Company’s common stock as of April 13, 2021.

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent of Class
Fourthstone LLC (1) Fourthstone Master Opportunity Fund Ltd Fourthstone GP LLC Fourthstone QP Opportunity Fund LP Fourthstone Small-Cap Financials Fund LP 13476 Clayton Road St. Louis, Missouri 63131	1,277,471	5.7
BlackRock, Inc. (2) 55 East 52nd Street New York, New York 10055	1,258,538	5.7

(1)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2021. The Schedule 13G reports that, as of December 31, 2020, Fourthstone LLC, in its capacity as an investment adviser has shared voting power and dispositive power with respect to 1,277,471 shares of common stock on behalf of its advisory clients. It reports further that Fourthstone Master Opportunity Fund Ltd has shared voting power and dispositive power with respect to 864,100 shares of common stock, Fourthstone GP LLC has shared voting power and dispositive power with respect to 383,371 shares of common stock, Fourthstone QP Opportunity Fund LP has shared voting power and dispositive power with respect to 335,113 shares of common stock and Fourthstone Small-Cap Financials Fund LP has shared voting power and dispositive power with respect to 48,258 shares of common stock.

(2)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2021. The Schedule 13G reports that, as of December 31, 2020, BlackRock, Inc., in its capacity as a parent holding company, has sole voting power with respect to 1,234,538 shares of common stock and sole dispositive power with respect to 1,258,259 shares of common stock. It identifies six subsidiaries of BlackRock, Inc. that acquired the shares reported.

Stock Ownership Guidelines

The Company has adopted stock ownership guidelines for its executive officers. The ownership levels under these guidelines are 50,000 shares for the Chief Executive Officer and 25,000 shares for each of the Company’s other executive officers. The guidelines provide that each of the officers should achieve his or her designated level within five years from the adoption of the guidelines, which occurred in December 2016. They further provide that, if the officer’s ownership is not at the designated level, the officer is required to retain all shares of common stock owned, including shares that are received as the result of the exercise of stock options or vesting of restricted stock. The guidelines permit the officer, however, to sell a portion of such shares to cover, as the case may be, the exercise price and income tax liability upon the exercise of stock options or the income tax liability upon the vesting of restricted stock.

Shares of common stock to be included in determining compliance with the designated level include shares held individually and held jointly with spouse, but do not include shares that are held in any other form of beneficial ownership, such as in the capacity as a trustee or custodian.

The Company has an insider trading policy that prohibits directors and executive officers from trading in the Company’s stock on the basis of material non-public information. In addition, the Company does not permit its directors and executive officers to enter into any transaction designed to hedge or offset any change in the market value of the Company’s stock (including short sales, puts, calls, swaps or other derivatives, and all other similar transactions).

The Nominating and Governance Committee of the Company’s Board of Directors oversees, and thus monitors and enforces compliance with, the stock ownership guidelines.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors and persons who own more than 10% of its common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% shareholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

Based on the Company’s review of the copies of those forms, and any amendments that it has received, and written representations from its executive officers and directors, the Company believes that all executive officers, directors and beneficial owners of more than 10% of its common stock complied with all of the filing requirements applicable to them with respect to transactions during the year ended December 31, 2020 except as set forth as follows. A Form 4 for each of Messrs. Barber (108 shares), Hardy (116 shares) and Watkins (514 shares) and Ms. Williams (4 shares) was filed late with respect to the director’s automatic reinvestment, into shares of the Company’s common stock, of the cash dividend that the Company paid in January 2020. A Form 4 for Mr. Smith (429 shares) was filed late with respect to his automatic reinvestment, into shares of the Company’s common stock, of the cash dividend that the Company paid in September 2020. A Form 4 for Mr. Fain was filed late with respect to the purchase of 3,400 shares of the Company’s common stock in November 2020. A Form 4 for Mr. Watkins (1,093 shares) was filed late with respect to his automatic reinvestment, into shares of the Company’s common stock, of the cash dividend that the Company paid in December 2020.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company and its subsidiary Essex Bank (the “Bank”) are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws, as amended to date. Members of the Board are kept informed of the Company’s business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Director Independence

The Company’s Board of Directors has determined that the following 10 of its 11 members are independent as defined by the listing standards of the Nasdaq Stock Market: Gerald F. Barber, Hugh M. Fain, III, William E. Hardy, Ira C. Harris, Gail L. Letts, Eugene S. Putnam, Jr., S. Waite Rawls III, John C. Watkins, Oliver L. Way and Robin Traywick Williams. In reaching this conclusion, the Board of Directors considered whether the Company and its subsidiaries conduct business with companies of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. The Board identified only one such relationship, other than banking relationships.

The Board specifically considered the relationship between the Bank and Spotts Fain PC, the law firm with which Mr. Fain is affiliated, to determine whether he was independent under the listing standards of the Nasdaq Stock Market. See the “Certain Relationships and Related Transactions” section on page 41 for additional information on this relationship. Under these listing standards, a director who is an executive officer of an organization to which the Company made payments for services in the current or any of the past three fiscal years that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is higher, would not be independent. The Company has not made payments in such amounts to Spotts Fain. In addition to its being below the independence thresholds, the Board further determined that the relationship between the Bank and Spotts Fain would not interfere with Mr. Fain’s exercise of independent judgment in carrying out his responsibilities as a director.

Richard F. Bozard, who served as a director until his retirement from the Board on May 15, 2020, was also determined to be independent during 2020.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines supplement the Company’s Articles of Incorporation and Bylaws, the charters of the Board’s committees and the laws and regulations to which the Company is subject to provide the foundation for the Company’s governance. The guidelines cover, among other matters, the roles of the Board and management, the Board’s critical functions, director responsibilities and qualification and non-delegable actions of the Board. The Company’s Board of Directors reviews these guidelines on an annual basis. A copy of the Corporate Governance Guidelines is available on the “Corporate Overview – Corporate Governance” page of the Company’s internet website at www.cbtrustcorp.com.

Voting Standard for Election of Directors

In March 2021, the Company adopted a majority voting standard for the election of directors. The election of each nominee for director requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting.

In the event that there is a contested election of directors, the standard will be plurality voting, in which the election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock voted in the election of directors. Thus, those nominees receiving the greatest number of votes cast in that situation will be elected.

The Company has a related “resignation for majority withhold vote” standard for the election of directors, as set forth in its Corporate Governance Guidelines, to cover situations in which a nominee does not receive the required vote for election, but no successor has been elected by shareholders and qualifies or otherwise appointed by the Board of Directors. Any director that receives more “withhold” votes than “for” votes in an election will tender his or her resignation for consideration by the Board’s Nominating and Governance Committee and then the Board of Directors. The Company will publicly disclose the decision with respect to the tendered resignation and the reasons for the decision. A copy of the Corporate Governance Guidelines is available on the “Corporate Overview – Corporate Governance” page of the Company’s internet website at www.cbtrustcorp.com.

Leadership Structure and Risk Oversight

To date, the Company has chosen not to combine the positions of the Chairman of the Board of Directors and the Chief Executive Officer. The Company believes that its leadership structure is appropriate because, by having an outside independent Chairman, there exists an improved degree of independence and balanced oversight of the management of the Board’s functions and its decision-making processes, including those processes relating to the maintenance of effective risk management programs. The Chief Executive Officer makes monthly reports to the Board, often at the suggestion of the Chairman of the Board or other directors, and he explains in detail to the Board the reasons for certain recommendations of the Company’s management.

The Board of Directors is responsible for setting an appropriate culture of compliance within the organization, for establishing clear policies regarding the management of key risks and for ensuring that these policies are adhered to in practice. The risks that are an inherent part of the Company’s business and operations include, but are not limited to, credit risk, market risk, operational risk, liquidity risk, interest rate risk, fiduciary risk, regulatory risk, information security risk (including cyber risk), legal risk and reputational risk. The Board must have an appropriate understanding of the types of risks to which the organization is exposed, and the Board must ensure that the organization’s management is fully capable, qualified and properly motivated to manage the risks arising from the organization’s business activities in a manner that is consistent with the Board’s expectations. Likewise, management is responsible for communicating and reinforcing the compliance culture that the Board has established and for implementing measures to promote the culture throughout the organization.

The Audit Committee of the Board of Directors is responsible for overseeing the Company’s risk management function on behalf of the Board. In carrying out this responsibility, the Audit Committee works closely with the Company’s Chief Risk Officer and Chief Internal Auditor and other members of the Company’s risk management and internal audit teams. The Audit Committee meets regularly with these individuals and receives an overview of findings from various risk management initiatives, including the Company’s enterprise risk management program, internal audits, Sarbanes-Oxley reports regarding internal controls over financial reporting and other regulatory compliance reports. The Company’s Chief Risk Officer, in particular, provides a comprehensive report to the Audit Committee regarding the Company’s key risks. While the Audit Committee has primary responsibility for overseeing risk management, the entire Board of Directors is actively involved in overseeing this function for the Company as, on at least a quarterly basis, the Board receives a report from the Audit Committee’s chairman and discusses the risks that the Company is facing. These risks are also discussed with members of management.

Other committees of the Board of Directors consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be inherent in the Company’s compensation programs for both executive officers and other employees. For additional information regarding the Compensation Committee, see the “Executive Compensation” section beginning on page 23 of this proxy statement.

The Board of Directors maintains an effective risk management program to address oversight, control and supervision of the Bank’s management, major operations and activities. With a focus on implementing cost-effective improvements to its risk management systems and to the other areas where improvements are needed, the Board of Directors and the management team are committed to continuous improvement and strengthening of the Company’s governance, risk management and control practices. As noted above, the Board of Directors and its committees regularly review and discuss risk management issues with management at each of their meetings.

Code of Ethics

The Company has a Code of Business Conduct and Ethics for directors, officers and all employees of the Company and its subsidiaries, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Company’s Board of Directors reviews the Code on an annual basis. A copy of the Code of Business Conduct and Ethics is available on the “Corporate Overview – Corporate Governance” page of the Company’s internet website at www.cbtrustcorp.com.

Board and Committee Meeting Attendance

There were 14 meetings of the Board of Directors in 2020. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2020.

Independent Directors Meetings

Non-employee directors meet periodically in executive sessions before and after regularly scheduled Board meetings.

Committees of the Board

The Board of Directors has six committees, which are listed, with their members, and described below.

Audit Committee	Compensation Committee	Nominating and Governance Committee
Barber, Chair	Putnam, Jr., Chair	Hardy, Chair
Hardy	Fain	Fain
Harris	Letts	Letts
Rawls	Watkins	Williams
Williams

Strategic Planning Committee	ALCO (Asset/Liability Management Committee)	Credit Committee
Watkins, Chair	Rawls, Chair	Williams, Chair
Barber	Barber	Hardy
Fain	Putnam	Rawls
Putnam	Way	Watkins
Smith		Way

Audit Committee

The Audit Committee assists the Board in the fulfillment of its oversight responsibilities with respect to the completeness and accuracy of the Company’s financial reporting and the adequacy and effectiveness of its financial and operating controls. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, the effectiveness of the Company’s internal control over financial reporting and compliance by the Company with legal and regulatory requirements. The Audit Committee also provides oversight of the Company’s risk management programs and activities and reviews the effectiveness of the Company’s process for managing and assessing risk. A copy of the Audit Committee’s charter is available on the “Corporate Overview – Corporate Governance” page of the Company’s internet website at www.cbtrustcorp.com.

The Company’s Board of Directors has determined that each of Messrs. Barber and Hardy qualifies as an audit committee financial expert, as defined by the rules and regulations of the Securities and Exchange Commission, and that each member of the Audit Committee is independent, as independence for audit committee members is defined by the Nasdaq Stock Market’s listing standards.

The Audit Committee met eight times in 2020. For additional information regarding the Audit Committee, see the “Report of the Audit Committee” section beginning on page 44 of this proxy statement.

Compensation Committee

The Compensation Committee assists the Board in the fulfillment of its oversight responsibilities with respect to the Company’s executive compensation. The primary purpose of the Compensation Committee is to ensure that the compensation and benefits for senior management and the Board of Directors are fair and appropriate, are aligned with the interests of the Company’s shareholders and do not pose a risk to the financial health of the Company or its affiliates. A copy of the Compensation Committee’s charter is available on the “Corporate Overview – Corporate Governance” page of the Company’s internet website at www.cbtrustcorp.com.

The Company’s Board of Directors has determined that each member of the Compensation Committee is independent, as defined by the Nasdaq Stock Market’s listing standards. The Compensation Committee met four times in 2020.

The Company’s compensation program consists generally of salary, annual cash bonus and incentives, equity-based long-term compensation and pre- and post-retirement benefits. The Compensation Committee is responsible for the review and approval of the Company’s compensation plans, compensation for senior management, salary and bonus ranges for other employees and any employment, severance, change in control and retirement agreements. The Compensation Committee also reviews and approves compensation for the directors of the Company and its banking subsidiary. The Compensation Committee recommends that its determinations be ratified by the independent members of the Company’s Board of Directors. The Compensation Committee has not delegated any of its authority to other persons.

In making its determinations with respect to compensation, the Compensation Committee has relied on recommendations from the Company’s President and Chief Executive Officer with respect to the salaries of the Company’s senior management and bonus levels for all employees. The Compensation Committee and the President and Chief Executive Officer work together to finalize these salary and bonus decisions. In addition, the Compensation Committee reviews, discusses and recommends to the full Board of Directors for approval the compensation of the President and Chief Executive Officer. The Board of Directors, after similar review and discussion, either accepts and approves the Compensation Committee’s recommendation or approves the President and Chief Executive Officer’s compensation after making adjustments to it.

During the fiscal year ended December 31, 2020, the Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide compensation consulting services to the Committee. The consultant assisted the Committee in reviewing the competitive marketplace compensation levels for the Company’s executive officers.

In retaining the consultant as the Committee’s advisor, the Committee reviewed the factors necessary for evaluating the consultant’s independence status. These factors were as follows:

•	The Committee reviewed the services provided to the Company and determined that consulting assistance was provided to the Committee or on behalf of the Committee with its approval and review.
•	The Committee reviewed and determined that the consultant’s total fees for services to the Company were not a material percentage of the consultant’s total consulting revenues.
•	The Committee reviewed information from the consultant stating that its consultants have no business or personal relationship with any member of the Committee, have no business or personal relationship with any member of executive management and own no common stock in the Company.

For additional information regarding the Compensation Committee, see the “Executive Compensation” section beginning on page 23 of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) assists the Board in the fulfillment of its oversight responsibilities with respect to the Company’s corporate governance. At each meeting, the Nominating Committee reviews and discusses corporate governance benchmarks, including benchmarks relating to board composition and diversity, elections and board refreshment, board committees, board meetings and performance and governance policies. The Nominating Committee recognizes that governance standards are ever-evolving, and it analyses these standards with an appropriate balance of an emphasis on long-term shareholder value, overall governance principles and standards comparative with the Company’s peers in the community banking industry.

The Nominating Committee is also responsible primarily for making recommendations to the Board of Directors regarding the membership of the Board, including recommending to the Board the slate of director nominees for election at each annual meeting of shareholders, considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by shareholders, establishing criteria for selecting new directors and reviewing the backgrounds and qualifications of possible candidates for director positions. A copy of the Nominating Committee’s charter is available on the “Corporate Overview – Corporate Governance” page of the Company’s internet website at www.cbtrustcorp.com.

The Company’s Board of Directors has determined that each member of the Nominating Committee is independent, as defined by the Nasdaq Stock Market’s listing standards. The Nominating Committee met four times in 2020.

In identifying potential nominees for service as a director, the Nominating Committee takes into account such factors as it deems appropriate, including the current composition of the Board, to ensure diversity among its members. Diversity includes the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent directors and the need for specialized expertise. Diversity also includes education, race, gender and the geographic areas where the individual has resided, worked or served. The Nominating Committee considers candidates for Board membership suggested by Board members and by management, and it will also consider candidates suggested informally by a shareholder of the Company.

Mr. Harris, who was appointed to the Board since the 2020 annual meeting of shareholders and is being presented for election as a director for the first time at the Annual Meeting, was presented to the Nominating Committee by management.

The Nominating Committee considers, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of existing directors:

•	Leadership and business executive management
•	Financial and regulatory experience
•	Integrity, honesty and reputation
•	Dedication to the Company and its shareholders
•	Independence
•	Any other factors that the Nominating Committee deems relevant, including age, size of the Board of Directors and regulatory approval considerations

The Nominating Committee may weight the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time. In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s Board and committee attendance and performance, independence, length of board service, and experience, skills and contributions that the existing director brings to the Board.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Nominating Committee in connection with an annual meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2021 annual meeting, the notice must be received within the time frame set forth in the “Shareholder Proposals” section on page 45 of this proxy statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 3.4 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is Community Bankers Trust Corporation, 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233.

Strategic Planning Committee

The Strategic Planning Committee, which the Board created in 2014, assists the Board in the fulfillment of its oversight responsibilities with respect to the analysis, discussion and review of key strategic decisions at times outside of the Board’s annual strategic retreat. The Committee assists management in ensuring that the Company has a viable growth plan in place for new markets, new branches, business lines and whole bank merger and acquisition activity that considers the resources and capital of the Company, the current company-wide strategic plan and the overall long-term return to shareholders. Among other responsibilities, the Committee reviews the Company’s growth plan on a continual basis, and provides recommendations to the Board for modifications as deemed necessary, and reviews any proposed new business line acquisitions or start-ups.

The Strategic Planning Committee meets as needed and met one time in 2020.

ALCO (Asset/Liability Management Committee)

The ALCO assists the Board in the fulfillment of its oversight responsibilities with respect to defining the Company’s balance sheet and other financial strategies to preserve capital and maximize earnings and the setting of interest rates on both sides of the balance sheet to meet these strategies. The Committee establishes and monitors liquidity and interest rate risk targets in addition to the strategies to meet these targets. It also ensures that sufficient liquidity is available for unanticipated contingencies.

The ALCO Committee has met generally on a monthly basis over the past year and met nine times in 2020.

Credit Committee

The Credit Committee, which the Board created in 2010 with its current responsibilities, assists the Board in the fulfillment of its oversight responsibilities with respect to senior management’s identification and management of the Company’s credit processes and risk management practices on an enterprise-wide basis and the Company’s responses to trends affecting those matters. It also assists the Board in oversight of management’s actions to ensure the accuracy and credibility of the Company’s risk grading system and procedures and the adequacy of the allowance for credit losses and the Company’s credit-related policies. The Committee reviews and approves all credit decisions with respect to borrower relationships that are larger than $8.0 million.

The Credit Committee meets on at least a monthly basis and met 16 times in 2020.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Annual Meeting Attendance

Meetings of the Board of Directors and its committees are held in conjunction with the annual meeting of shareholders, and the Company expects all directors and nominees to attend each annual meeting of shareholders. All of the Board’s then current directors attended the 2020 annual meeting.

Communications with Directors

Any director may be contacted by writing to him or her in care of Community Bankers Trust Corporation, 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

The Board of Directors approves director compensation on an annual basis following a review of the recommendation of the Compensation Committee. The independent consultant that the Compensation Committee retains reviews the Company’s director compensation and benchmarks it against the director compensation of the Company’s peer banks.

For the period from June 2020 to May 2021, the Company compensates its non-employee directors as follows:

•	Quarterly board retainer of $5,000 in value of shares of the Company’s common stock
•	Additional quarterly retainer for the Chairman of the Board of $4,000 in value of shares of the Company’s common stock
•	Additional retainer for each chairman of a Board committee of $1,250 in cash per quarter
•	Board meeting fees for the Chairman of the Board of $1,300 in cash per meeting
•	Board meeting fees for other non-employee directors of $1,000 in cash per meeting (or $500 in cash if the meeting is held by conference call)
•	Committee meeting fees of $500 in cash per meeting

The total compensation of the Company’s non-employee directors for the year ended December 31, 2020 is shown in the following table.

Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)	Total ($)
Barber	28,750	19,987	48,737
Bozard (1)	9,868	4,992	14,860
Fain	20,000	19,987	39,987
Hardy	32,250	19,987	52,237
Harris (2)	3,000	7,358	10,358
Letts	18,000	19,987	37,987
Putnam	26,250	19,987	46,237
Rawls	32,632	19,987	52,619
Smith (3)	--	--	--
Watkins	29,950	35,974	65,924
Way	26,000	19,987	45,987
Williams	32,250	19,987	52,237

(1)	Mr. Bozard retired from the Board on May 15, 2020.

(2)	Mr. Harris joined the Board on October 19, 2020.

(3)	Mr. Smith, as an employee of the Company, does not receive any compensation for his service as a director.

(4)	Amounts represent Board meeting fees, committee meeting fees, and retainers for committee chairmen earned during the year.

(5)	Amounts represent retainers. Shares of common stock were issued to the directors following the date of the award. The date of each stock award, the number of shares in the award and the grant date fair value of the award are shown in the following table.

Name	Date of Award	Number of Shares	Grant Date Fair Value Per Share ($)
Each of:	March 1, 2020	611	8.17
Barber	June 1, 2020	912	5.48
Fain	September 1, 2020	984	5.08
Hardy	December 1, 2020	775	6.45
Letts
Putnam
Rawls
Way
Williams
Harris	October 16, 2020	459	5.14
	December 1, 2020	775	6.45
Bozard	March 1, 2020	611	8.17
Watkins	March 1, 2020	1,100	8.17
	June 1, 2020	1,641	5.48
	September 1, 2020	1,771	5.08
	December 1, 2020	1,395	6.45

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of 11 directors and is divided into three classes with staggered terms. The directors in Class I serve for a term that expires at the Annual Meeting, the directors in Class II serve for a term that expires at the 2022 annual meeting of shareholders and the directors in Class III serve for a term that expires at the 2023 annual meeting of shareholders.

The Board, upon the recommendation of the Nominating Committee, has nominated Hugh M. Fain, III, Ira C. Harris, Rex L. Smith, III and Robin T. Williams for election to the Board at the Annual Meeting. All of the nominees presently serve as directors – the terms of Messrs. Fain and Smith and Ms. Williams will expire at the Annual Meeting, and Mr. Harris, as a director appointed since the 2020 annual meeting of shareholders, is being presented to the shareholders for the first time. The Company is asking shareholders to elect Mr. Harris for a two-year term that expires at the 2023 annual meeting of shareholders and Messrs. Fain and Smith and Ms. Williams for a three-year term that expires at the 2024 annual meeting of shareholders.

Each nominee, if elected, will serve for the nominee’s respective term and until his or her successor is elected and qualifies or until there is a decrease in the number of directors.

The Board of Directors recommends that the shareholders vote FOR the election of Messrs. Fain, Harris and Smith and Ms. Williams. If you sign and return your proxy card in the enclosed envelope or execute a proxy by telephone or through the internet, the persons named in the enclosed proxy card will vote to elect these three nominees unless you indicate otherwise. Your proxy for the Annual Meeting cannot be voted for more than three nominees.

Each of the Company’s nominees has indicated the willingness to serve if elected. If any nominee of the Company is unable or unwilling to serve as a director at the time of the Annual Meeting, then shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate. The Company does not presently expect that any of the nominees will be unavailable.

The election of each nominee for director requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting.

The Company has a related “resignation for majority withhold vote” standard for the election of directors, as set forth in its Corporate Governance Guidelines, to cover situations in which a nominee does not receive the required vote for election, but no successor has been elected by shareholders and qualifies or otherwise appointed by the Board of Directors. Any director that receives more “withhold” votes than “for” votes in an election will tender his or her resignation for consideration by the Board’s Nominating and Governance Committee and then the Board of Directors. The Company will publicly disclose the decision with respect to the tendered resignation and the reasons for the decision. A copy of the Corporate Governance Guidelines is available on the “Corporate Overview – Corporate Governance” page of the Company’s internet website at www.cbtrustcorp.com.

The term of John C. Watkins as a Class I director expires at the Annual Meeting, and Mr. Watkins cannot stand for re-election under the age restrictions set forth in the Company’s Corporate Governance Guidelines. The Guidelines provide that a director not stand for re-election if the director is 73 or older at the end of his or her expiring term. The Company expresses its sincere gratitude to Mr. Watkins for his service as a director over the past 23 years. He has been a director of the Company since 2008 and has served as Chairman of the Board since 2011, and he had previously served as a director of TransCommunity Financial Corporation (“TransCommunity Financial”), which the Company acquired in 2008, and its predecessor, Bank of Powhatan, N.A., since 1998.

The following information sets forth the business experience for at least the past five years and other information for all nominees and all other directors whose terms will continue after the Annual Meeting. Such information includes each director’s service on the board of TransCommunity Financial, which the Company acquired in 2008.

Nominees for Election to a Three-Year Term (Class I Directors)

Hugh M. Fain, III, 63, has been a director of the Company since 2018. Mr. Fain is President and a director of Spotts Fain PC, a law firm in Richmond, Virginia, where he has been a lawyer since 1992. He has over 35 years of experience as a civil trial attorney in a broad range of commercial and business matters. Mr. Fain’s representative clients include both public and private companies, as well as individual entrepreneurs, many of whom rely on him for general business counsel.

In addition to his strategic planning and management skills, Mr. Fain has been active with numerous organizations and provides the Board with expertise in corporate governance and fiduciary duties. He also has significant community ties to the Bank’s central Virginia market areas that support its business development initiatives.

Rex L. Smith, III, 63, has been a director of the Company since 2011. Mr. Smith has been President and Chief Executive Officer of the Company and the Bank since 2011. He served as the Bank’s Executive Vice President and Chief Banking Officer from 2010 to 2011, and he held the responsibilities of President and Chief Executive Officer of the Company and the Bank, including serving as Executive Vice President of the Company, for eight months in 2010 and 2011. From 2009 to 2010, he was the Bank’s Executive Vice President and Chief Administrative Officer. From 2007 to 2009, he was the Central Virginia President for Gateway Bank & Trust and, from 2000 to 2007, he was President and Chief Executive Officer of The Bank of Richmond.

Mr. Smith has over 40 years of experience in the banking industry and a unique perspective from the management experiences that he has had with different banks. He is also intimately aware of the particular opportunities and challenges facing the Company and the Bank, as he has been a member of executive management for 12 years.

Robin Traywick Williams, 70, has been a director of the Company since 2008. She had previously served as a director of TransCommunity Financial since 2002. Mrs. Williams is a writer and, from 2009 to 2011, she served as president of the Thoroughbred Retirement Foundation. From 1998 to 2003, she served as Chairman of the Virginia Racing Commission in Richmond, Virginia.

Mrs. Williams brings regulatory and governance leadership to the Board through her experience with Virginia government and regulatory agencies and community organizations. She also has significant community ties to the Bank’s central Virginia market areas.

Nominee for Election to a Two-Year Term (Class III Director)

Ira C. Harris, 61, has been a director of the Company since October 2020. Dr. Harris is a Professor and the Director of the Master of Science Program at the McIntire School of Commerce at the University of Virginia and has been a member of the school’s faculty since 2003. Before joining the McIntire School, he taught at the University of Notre Dame and Texas A&M University. Dr. Harris has owned and operated Store-Tel Storage, his family’s self-storage business in Tappahannock, Virginia, since 2003. He is a certified public accountant.

Dr. Harris’s expertise focuses on business management, corporate governance and mergers and acquisitions. He also has direct personal experience with the community banking industry and the analysis and approach of a board of directors to major strategic decisions. Dr. Harris previously served on the Board of Directors of Eastern Virginia Bankshares, Inc. from 2004 until it was acquired by Southern National Bancorp of Virginia, Inc. (now known as Primis Financial Corp.) in 2017.

Directors Whose Terms Do Not Expire This Year (Class II and Class III Directors)

Gerald F. Barber, 69, has been a director of the Company since 2014. Mr. Barber is a finance professional with over 40 years of experience in accounting, auditing and consulting.  He has worked with organizations of all sizes from start-up businesses to multi-national corporations and has delivered services to organizations in numerous industries, including banking, financial services, consumer/industrial products, retail and technology.   He was a Transaction Services Partner with PricewaterhouseCoopers LLP (“PwC”) from 2001 to 2012 and led the U.S. Latin America Transaction Services Practice in Washington, D.C. and Miami, Florida from 2004 to 2012.  Since his retirement from PwC in 2012, Mr. Barber has continued advising both middle market and multi-national corporations.  He served as an adjunct professor at the University of Virginia’s McIntire School of Commerce during 2012 and 2013. He has been in the audit and accounting field since 1975.

Mr. Barber brings extensive experience in the areas of accounting and auditing, merger and acquisition transactions, financial services and management. He is a Certified Public Accountant.

William E. Hardy, 65, has been a director of the Company since 2017. Mr. Hardy is a certified public accountant with over 35 years of accounting and auditing experience in the central Virginia market. He is a partner and the Chief Executive Officer of Harris, Hardy & Johnstone, P.C., an accounting firm in Richmond, Virginia, that he founded in 1987. Mr. Hardy’s expertise covers numerous industries, including hotels, real estate, manufacturing, construction contractors and wholesale and retail operations. He has been in the audit and accounting field since 1983.

In addition to his accounting and auditing background, Mr. Hardy provides the Board with financial insight into many diverse industries. He also has significant community ties to the Bank’s central Virginia market areas.

Gail L. Letts, 68, has been a director of the Company since 2019. Ms. Letts has been President of Letts Consult, LLC, a business consulting firm in Richmond, Virginia, since 2019. She also has over 35 years of experience as an executive in the banking industry, with a focus on strategic planning, financial and sales management, organizational transformation and revenue growth. Ms. Letts was Virginia Market President of Capital Bank, a Division of First Tennessee Bank, in Richmond, Virginia from 2015 to 2019. She was Richmond Region President and Head of Commercial Lending/Business Banking for C&F Bank from 2013 to 2015. From 2007 to 2013, Ms. Letts was President and Chief Executive Officer of the Central Virginia Region of SunTrust Bank, and she has 30 years of experience with SunTrust Bank and its predecessors.

Ms. Letts has extensive executive experience overseeing teams providing retail banking, commercial banking, business banking and wealth solutions to customers. She also led these teams, and assisted the banks for which she worked, through organizational change, cultural transformation and acquisition/growth expansion. Ms. Letts has significant professional and community ties throughout all of the Bank’s markets.

Eugene S. Putnam, Jr., 61, has been a director of the Company since 2005 and served as its Chairman of the Board from 2005 to 2008. Mr. Putnam has been Chief Financial Officer for EVO Transportation & Energy Services, Inc., a nationwide transportation operator for the United States Postal Service and various freight shippers, since 2019. He was President and Chief Financial Officer for Universal Technical Institute, Inc., a post-secondary education provider based in Scottsdale, Arizona, from 2011 to 2016. Mr. Putnam served as Executive Vice President and Chief Financial Officer for Universal Technical Institute, Inc. from 2008 to 2011.

Mr. Putnam brings high level financial expertise as chief financial officer of publicly traded companies and experience in risk management and strategic planning. He also has banking expertise in corporate finance, capital planning and balance sheet management. His background helps him play critical roles on the Board’s committees.

S. Waite Rawls III, 72, has been a director of the Company since 2011. Mr. Rawls was President of the American Civil War Museum Foundation in Richmond, Virginia, from 2016 until his retirement in 2019. He was Co-Chief Executive Officer of the American Civil War Museum in Richmond, Virginia, from 2013 to 2016. He was President of the Museum of the Confederacy in Richmond, Virginia, from 2004 to 2013.

Mr. Rawls has numerous years of leadership positions in, among others, the technology, financial management and capital market fields, all of which underscore the insight that he has as a director. Mr. Rawls also has 18 years of working experience in the banking industry, serving as Vice Chairman of Continental Bank in Chicago, Illinois for four years and as Managing Director of Chemical Bank in New York, New York for 14 years. While the banking industry has changed, Mr. Rawls remains very familiar with the issues facing banks and the regulatory environment in which they operate.

Oliver L. Way, 68, has been a director of the Company since 2018. From 2005 until his retirement in 2018, Mr. Way was Executive Vice President and Virginia Markets Regional President of Fulton Bank, N.A., the banking subsidiary of Fulton Financial Corporation based in Lancaster, Pennsylvania. At Fulton Bank, he oversaw banking operations, planning and strategic initiatives in its Virginia markets. Mr. Way has over 40 years’ experience in the financial services industry, including 23 years with Wachovia Bank and its predecessor, Central Fidelity Bank.

Mr. Way brings many years of experience and expertise in leadership, business development, risk management and credit analysis. He also has significant community and financial industry ties to the Bank’s central Virginia market areas.

EXECUTIVE OFFICERS

The Company’s executive officers and their respective ages and positions are set forth in the following table.

Name	Age	Position
Rex L. Smith, III	63	President and Chief Executive Officer Community Bankers Trust Corporation and Essex Bank

Bruce E. Thomas	57	Executive Vice President and Chief Financial Officer Community Bankers Trust Corporation and Essex Bank

Jeff R. Cantrell	58	Executive Vice President and Chief Operating Officer Essex Bank

Stanley B. Jones, Jr.	59	Executive Vice President and Chief Credit Officer Essex Bank

John M. Oakey, III	53	Executive Vice President, General Counsel and Secretary Community Bankers Trust Corporation and Essex Bank

Jakeeta H. Plumley	57	Executive Vice President and Director of Human Resources, Essex Bank

William E. Saunders, Jr.	58	Executive Vice President and Chief Risk Officer Essex Bank

The following information sets forth the business experience for at least the past five years and other information for the executive officers. Such information with respect to Mr. Smith is set forth above in the “Proposal One – Election of Directors” section.

Mr. Thomas has been Executive Vice President and Chief Financial Officer of the Company since 2010, and he was Senior Vice President and Chief Financial Officer of the Company from 2008 to 2010. From 2000 to 2008, he was Senior Vice President and Chief Financial Officer of BOE Financial Services of Virginia. Inc., which the Company acquired in 2008 (“BOE Financial”). Mr. Thomas has been employed in various positions with the Bank since 1990.

Mr. Cantrell has been the Bank’s Executive Vice President and Chief Operating Officer since 2012, and he was the Bank’s Senior Vice President and Senior Financial Officer from 2009 to 2012. From 2008 to 2009, he was Executive Vice President, Chief Financial Officer and Chief Operating Officer for North Metro Financial LLC, the organizational entity for a bank in organization in Georgia. From 1984 to 2008, Mr. Cantrell was employed with Regions Bank, where he most recently served in the position of Senior Vice President and East Region Financial Manager.

Mr. Jones has been the Bank’s Executive Vice President and Chief Credit Officer since February 2021. From 2014 until his initial retirement in 2018, he was the Division/Geographic Credit Risk Manager in the Private Wealth Management line in the Medical Specialty Group of SunTrust Bank (now known as Truist Bank) and, from 2008 to 2014, he was the Group Senior Credit Officer in the Private Wealth Management line of SunTrust Bank. Mr. Jones spent 17 years with SunTrust in roles of increasing responsibility for underwriting standards and credit decisions, and he has 35 years of retail and commercial banking experience.

Mr. Oakey has been General Counsel and Secretary of the Company and the Bank since 2009, with the titles of General Counsel since 2010 and Senior Legal Counsel from 2009 to 2010. He was named Executive Vice President in 2011. From 2007 to 2009, he was Director and Assistant General Counsel for Circuit City Stores, Inc. Until 2007, Mr. Oakey was a partner at the law firm of Williams Mullen, where he began practicing in 1995.

Ms. Plumley has been Director of Human Resources of the Bank since 2016. She was Senior Vice President from 2016 to 2021, and she was named Executive Vice President in April 2021. Until 2016, Ms. Plumley was Vice President – Human Resources for Village Bank, where she started working in 2009. She has 13 years of human resources experience in various industries.

Mr. Saunders has been the Bank’s Executive Vice President and Chief Risk Officer since 2011. From 2010 to 2011, he served as the Bank’s Executive Vice President and Chief Operating Officer. From 2008 to 2010, Mr. Saunders served as the Bank’s Senior Vice President – Chief Risk Officer. From 2004 to 2008, he was the Bank’s Vice President – Risk Management. Mr. Saunders has 33 years of experience in the banking industry, including experience with regulatory work, audit and operations.

Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors reviews and establishes the compensation program for the Company’s senior management, including the named executive officers in the Summary Compensation Table below, and provides oversight of the Company’s compensation program. A discussion of the principles, objectives, components, analyses and determinations of the Committee with respect to executive compensation is included in the Compensation Discussion and Analysis that follows this Committee report. The Compensation Discussion and Analysis also includes discussion with respect to the Committee’s review of officer and employee compensation plans and specifically any features that may encourage employees to take unnecessary and excessive risks. The specific decisions of the Committee regarding the compensation of the named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee certifies that:

(1)      it reviewed with the Chief Risk Officer the senior executive officer compensation plans and made all reasonable efforts to ensure that these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company;

(2)     it reviewed with the Chief Risk Officer the employee compensation plans and made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3)     it reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company and the Bank to enhance the compensation of any employee.

The Committee has reviewed the Compensation Discussion and Analysis and discussed it with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and the Company’s 2021 proxy statement.

Compensation Committee

Eugene S. Putnam, Jr., Chair

Hugh M. Fain, III

Gail L. Letts

John C. Watkins

Date: March 18, 2021

Compensation Discussion and Analysis

General

The Compensation Committee of the Company’s Board of Directors reviews and establishes the compensation program for the Company’s senior management, including the named executive officers in the Summary Compensation Table below, and provides oversight of the Company’s compensation program. The Committee consists entirely of non-employee, independent members of the Board and operates under a written charter approved by the Board.

The Committee specifically discharges Board oversight responsibilities with respect to

•	the compensation of the Company’s Chief Executive Officer and other executive officers and key employees;

•	the administration of incentive compensation plans, including stock plans and short- and long-term incentive compensation plans; and

•	the approval, review and oversight of certain retirement and other benefit plans of the Company.

The Company’s compensation program generally consists of salary, annual cash bonus and incentives, equity-based long-term compensation and pre-and post-retirement benefits. Benefits include participation in the Company’s 401(k) plan and health insurance benefits. The Company also has a defined benefit pension plan, which has been frozen, and a supplemental retirement plan, which has been frozen to new entrants. In 2016, the Company established both a non-qualified defined contribution retirement plan and change in control agreements for the named executive officers. In addition, the Company offers perquisites to certain executive officers such as use of Company-owned vehicles and automobile allowances.

The Company recognizes that competitive compensation is critical for attracting, motivating, rewarding and retaining qualified executives. One of the fundamental objectives of the Company’s compensation program is to offer competitive compensation and benefits for all employees, including executive officers, in order to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that enhance shareholder value.

The Company also recognizes the importance of setting compensation levels in line with the Company’s overall performance. The Committee reviews annually the existing components of compensation and enhancements for performance-based compensation. The Company’s annual incentive plan has always tied payouts to various financial metrics, such as net income and asset and liability-based metrics, over a one-year measurement period. In 2021, the Company approved performance-based restricted stock units for its senior executive officers, and such units include the return on average assets metric relative to a broad peer index as measured over a three-year measurement period.

The Committee has engaged Pearl Meyer as the independent consultant to assist it in carrying out certain responsibilities with respect to executive compensation. Pearl Meyer satisfies the standards that the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) established, and that the Nasdaq Stock Market adopted, with respect to the independence of compensation consultants.

The following discussion explains the material elements of compensation paid to the Company’s named executive officers and provides the material factors underlying its compensation policies and practices. The information in this discussion specifically provides context for the compensation disclosures in the tables that follow it and should be read along with those disclosures.

Compensation Program

The Committee approves the compensation of all members of senior management, including the named executive officers. In making its determinations, the Committee has detailed discussions with both its compensation consultant and the Chief Executive Officer on appropriate levels of compensation, primarily in the context of relevant peer group data, for the Company generally and for the specific positions of its senior officers. In addition, the Committee evaluates not only each component of compensation, as discussed below, but also the overall total package of compensation for each senior officer.

In connection with its annual approvals, the Committee reviews, with the Company’s Chief Risk Officer, all components of the Company’s compensation program. The Committee has determined that none of these components contain any feature that would encourage the senior officers to take unnecessary and excessive risks that would threaten the value of the Company. In addition, the Committee has determined that there is no element in any senior management or other employee compensation plan that would encourage the senior officers or employees to manipulate reported earnings in order to enhance compensation.

The following information discusses the compensation decisions for the named executive officers for the 2020 year and in early 2021.

Salary

The base salary of the named executive officers is designed to be competitive with that of the Company’s peer banks, as described further below. In establishing the base salary for the named executive officers, the Committee relies on an evaluation of the officers’ level of responsibility and performance and on comparative marketplace information. In establishing the base salary, other than for the Chief Executive Officer, the Committee also receives and takes into account the individual compensation recommendations from the Chief Executive Officer. The salary of the Chief Executive Officer is approved by the independent members of the Board of Directors, upon recommendation of the Committee.

In January 2020, the Committee reviewed and determined salaries for the 2020 year. The Committee received and reviewed recommendations from Mr. Smith for increases in salaries for the other named executive officers. As it did in previous years, the Committee continued to consider Mr. Smith’s desire to keep salaries in line with position averages of the Company’s peer group and with the Company’s budget, with a goal of keeping increases in a range of 1.5% to 1.75% of salary. The peer group data was derived from a peer group of publicly reporting financial institutions of similar asset size to the Company and in or close to the Company’s market areas and updated for the 2020 salary determinations. However, it included only salary range averages from that data and did not include the names of any banks included in the peer group. Mr. Smith recommended that Ms. Davis receive a slightly higher percentage increase in salary in order to be in line with the peer group data, consistent with internal salary levels, and in recognition of additional departmental oversight responsibilities. Based on its review of peer group data and consideration of Mr. Smith’s recommendations, the Committee approved salary increases for the named executive officers (other than Mr. Smith) as set forth below effective as of January 1, 2020.

Name	2019 Salary	2020 Salary	Percentage Increase
Thomas	$219,000	$222,500	1.60%
Cantrell	$220,000	$223,500	1.59%
Davis	$210,000	$220,000	4.76%
Oakey	$219,000	$222,500	1.60%

Also in January 2020, the Committee reviewed and determined a salary for Mr. Smith for the 2020 year. The Committee considered the financial performance of the Company during 2019 with respect to earnings, credit quality and overall operational performance. The Committee also considered the value that Mr. Smith’s performance and service contributed to the Company in 2019 and expectations for 2020. The Committee acknowledged its desire to continue to keep his salary in line with the Company’s peer group and appropriately positioned with respect to other executive officers of the Company. As a result, the Committee approved a salary increase for Mr. Smith from $427,500 to $434,000 (a 1.52% increase), effective January 1, 2020. This increase was subsequently approved by the Board of Directors.

In January 2021, the Committee reviewed and determined salaries for the 2021 year. As it did the previous year, the Committee received and reviewed recommendations from Mr. Smith for increases in salaries for the other named executive officers. The Committee continued to consider Mr. Smith’s desire to keep salaries in line with the position averages of the Company’s peer group and with the Company’s budget, with a goal of keeping increases in a 1.5% to 1.75% range of salary. The peer group data was not updated for the 2021 salary determinations. There was no increase for Ms. Davis, as she had announced on December 9, 2020 that she would be resigning from the Company effective February 28, 2021. As a result, the Committee determined to make, at Mr. Smith’s recommendation and supported by the peer group data, the salary increases for the named executive officers (other than Mr. Smith) as set forth below effective as of January 1, 2021.

Name	2020 Salary	2021 Salary	Percentage Increase
Thomas	$222,500	$226,250	1.69%
Cantrell	$223,500	$227,000	1.57%
Oakey	$222,500	$226,250	1.69%

Also in January 2021, the Committee reviewed and determined a salary for Mr. Smith for the 2021 year. The Committee considered the financial performance of the Company during 2020 from the standpoint of earnings, credit quality and overall operational performance. The Committee also considered reasons for an increase, including the value that Mr. Smith’s performance and service contributed to the Company in 2020 and expectations for 2021. The Committee acknowledged its desire to continue to keep his salary in line with the Company’s peer group and recognized expectations for the year consistent with the other executive officers of the Company. As a result, the Committee approved a salary increase for Mr. Smith from $434,000 to $441,000 (a 1.61% increase), effective January 1, 2021, and this increase was subsequently approved by the Board of Directors.

Annual Incentives

The Committee believes that executive compensation should be meaningfully linked to the Company’s performance. Accordingly, the Company annually adopts an objectives-based incentive plan for the Company’s named executive officers that ties incentive payments to specific operating metrics of the Company on a calendar year measurement period. The Committee carefully reviews operating metrics that Mr. Smith has recommended in order to select those metrics that drive growth and earnings and thus overall shareholder value.

In January 2020, the Company approved the annual incentive plan for the 2020 year. The metrics in the incentive plan were as follows:

•	net income (weight of 70%)
•	non-performing assets as a percentage of total assets (weight of 10%)
•	transaction deposit growth (weight of 15%)
•	job-related goals (weight of 5%)

The plan included threshold, target, stretch and maximum levels of performance for each metric and a corresponding payout, weighted as a percentage of salary, to each of the named executive officers based on the achievement of a specific level, as set forth in the following table.

Level	Operating Metric Achievement	Proportionate Percentage Payout
Threshold	Annual budgeted amount	Smith	7.5% of salary
		Other NEOs	5.0% of salary
Target	Annual budgeted amount plus 5.0%	Smith	15.0% of salary
		Other NEOs	10.0% of salary
Stretch	Annual budgeted amount plus 10.0%	Smith	22.5% of salary
		Other NEOs	15.0% of salary
Maximum	Annual budgeted amount plus 15.0%	Smith	37.5% of salary
		Other NEOs	25.0% of salary

The proportionate percentage payout for each of the four operating metrics was determined by the level that the Company achieved with respect to the metric. In addition, the proportionate percentage payouts were prorated between metric achievement levels. The Company initially set the four levels and their respective operating metric achievements at the beginning of the year based on its original budget. The Company adopted an adjusted budget in July 2020 to reflect the expected impact of the coronavirus pandemic, but the Committee did not recalibrate or otherwise change any part of the annual incentive plan at that time.

In January 2021, the Committee reviewed performance under the plan based on the Company’s original 2020 budget. For 2020, the Company’s net income metric was just below the threshold level, while each of the non-performing assets as a percentage of total assets and transaction deposit growth metrics was above the maximum level. The Committee also reviewed results versus the Company’s adjusted budget, and it noted that net income surpassed the maximum level for the adjusted budget. With reference to the economic circumstances of 2020, the overall performance of the Company and management’s contributions throughout the year, the Committee approved payouts as follows: net income at the threshold level, non-performing assets and transaction deposit growth at the maximum level, and job-related goals at the maximum level. On January 14, 2021, the Committee approved incentive awards to the Company’s named executive officers (other than Mr. Smith) under the 2020 annual incentive plan, in the aggregate amount of 11.0% of salaries, as set forth in the following table.

Name	2020 Incentive Award
Thomas	$24,475
Cantrell	$24,585
Davis	$24,200
Oakey	$24,475

On January 17, 2021, the Board of Directors, upon the recommendation of the Committee, approved an incentive award to Mr. Smith in the amount of $71,610 (16.5% of salary) under the 2020 annual incentive plan.

For the 2021 year, the Company has adopted an incentive plan for the named executive officers that is similar in structure to the plan for the 2020 year. The 2021 plan retains the same four performance metrics from the 2020 plan (net income, asset quality, deposit growth and the job-related discretionary component). The four metrics have been assigned updated weights of 75%, 13%, 7% and 5%, respectively. The range of the payout for Mr. Smith and the other named executive officers remains the same as the 2020 plan. The Board of Directors of the Company approved this plan on March 19, 2021.

The Committee considers, as appropriate, the recovery of incentive-based compensation that should not have been awarded in the event of a future restatement of financial results or similar event. The Company’s 2019 Stock Incentive Plan expressly includes such a clawback policy.

Long-Term Incentives

The Company’s 2019 Stock Incentive Plan, as approved by shareholders in 2019, replaced its 2009 Stock Incentive Plan, which terminated in June 2019. The guidelines and procedures of the 2009 plan remain in place to govern any outstanding grants from that plan; however, no new grants are made after its termination. The purpose of the 2019 plan is the same as the 2009 plan and strives to further the long-term stability and financial success of the Company by attracting and retaining employees and directors through the use of stock incentives and other rights that promote and recognize the financial success and growth of the Company. The Company believes that ownership of Company stock will stimulate the efforts of such employees and directors by further aligning their interests with the interests of the Company’s shareholders. The 2019 plan can be used to grant restricted stock awards, stock options in the form of incentive stock options and non-statutory stock options and other stock-based awards to employees and directors of the Company. The 2019 plan makes available up to 2,500,000 shares of common stock for issuance to participants under the plan.

The Committee considers specifically awards of restricted stock and stock options to the named executive officers consistent with the plan’s purpose and the business needs of the Company. In recent years, the Committee approved stock option grants as an effective type of award for aligning management interests with shareholder interests.

Stock Options. In January 2020, the Committee approved stock option awards to the named executive officers. The Committee considered recommendations from the Chief Executive Officer (except with respect to his award) with respect to the form of the award and the number of options to grant each officer. The exercise price for each stock option award was set at a price equal to the common stock’s closing sales price on the date of the award. The specific amounts of the awards for the named executive officers are set forth in the “Grants of Plan-Based Awards” table on page 34. The Committee granted stock option awards to a total of 43 employees, including the named executive officers, in January 2020.

In February 2021, the Committee approved stock option awards to the named executive officers (except for Ms. Davis, who resigned on February 28, 2021). The Committee considered recommendations from the Chief Executive Officer (except with respect to his award) and the analysis provided by the Committee’s compensation consultant with respect to the form of the award and the amounts. The award granted to each of Messrs. Thomas, Cantrell and Oakey was an option to acquire 20,000 shares of common stock. The Committee reviewed competitive market practices and the Chief Executive Officer’s contribution to Company performance and recommended the grant to Mr. Smith of a stock option award to acquire 40,000 shares of common stock, which the Board also approved. The Committee granted stock option awards to a total of 43 employees, including the named executive officers, in January 2021 and February 2021.

Restricted Stock Units. In February 2021, the Committee approved restricted stock unit awards to the named executive officers (except for Ms. Davis). In taking these actions, the Committee considered the importance of enhancing the Company’s long-term incentives with performance-based criteria and discussed with its compensation consultant potential structures and terms for such incentives. The Committee determined to closely link long-term incentive compensation to shareholder return and believed that the return on average assets metric most closely aligned as a measure of shareholder return. The restricted stock unit awards are settled in shares of common stock upon vesting.

The award granted to each of Messrs. Thomas, Cantrell and Oakey was restricted stock units equivalent in value to 5,000 shares of the Company’s common stock. Vesting of the award is based on the return on average assets over a three-year measurement period (January 1, 2021 to December 31, 2023) as it compares to a broad-based peer index set by the Committee. Achievement of the threshold level (40th percentile of the index) would result in a payout of 75% of the award, achievement of the target level (60th percentile of the index) would result in a payout of 100% of the award, and achievement of the stretch level (80th percentile of the index) would result in a payout of 175% of the award, each at the end of the measurement period. There will be no payout below the threshold level, and payouts are pro rated between levels. In addition, the Committee reviewed a proposed award for Mr. Smith and, at its recommendation, the Board approved for Mr. Smith a restricted stock unit award equivalent in value to 10,000 shares of common stock.

The Committee determined, in consultation with its compensation consultant, that the value of the stock option and restricted stock unit awards to the named executive officers in February 2021 was consistent with the value of stock option awards in past years.

In the future, the Company expects that any long-term incentive awards to executive officers and other key employees will be approved at regularly scheduled Committee meetings, and subsequently approved by the Board of Directors. The Company’s Chief Executive Officer will provide the Committee with a recommendation concerning the recipients (other than himself), the reason for the award and the number of shares to be awarded. The grant date will generally be the date of the meeting at which the Board approves awards presented by the Committee. The Company will not tie the timing of the issuance of long-term incentive awards to the release or withholding of material non-public information.

Retirement Program

The Company believes that a meaningful retirement program designed to provide executive officers with an appropriate level of financial security and income, following retirement, relative to their pre-retirement earnings, is a valuable tool in attracting and retaining highly qualified employees.

The Company’s retirement program includes four components, including the following three components that have been in place since its acquisition of BOE Financial and TransCommunity Financial:

•	a 401(k) employee savings plan for which all full-time employees who are 21 years of age or older are eligible to participate (all of the named executive officers are participants)
•	a non-tax qualified Supplemental Executive Retirement Plan, inherited from BOE Financial, for certain executives to supplement the benefits that such executives can receive under other retirement program components and social security (of the named executive officers, only Mr. Thomas is a participant)
•	a noncontributory defined benefit pension plan, inherited from BOE Financial and frozen to new entrants, for all full-time employees who were 21 years of age or older and who had completed one year of eligibility service (of the named executive officers, only Mr. Thomas is a participant)

In establishing a full compensation program for executive officers, the Committee recognized that the retirement program prior to 2016 did not adequately serve the purpose of attracting and retaining highly qualified employees. In particular, the Committee acknowledged that certain executive officers were participants in only one of the retirement program’s components, the 401(k) employee savings plan.

In response to the limitations of the retirement program, the Company implemented in 2016 a non-qualified defined contribution retirement plan for its named executive officers. The purpose of the plan is to enhance the retirement benefits that the Company provides to each named executive officer and to recognize each officer for overall performance through additional incentive-based compensation. As noted earlier, the Committee believes that executive compensation should be meaningfully linked to the Company’s performance. Accordingly, the plan is a performance driven plan, and the Company makes contributions to the plan on a discretionary basis based on payouts under the Company’s annual incentive plan, which in turn is based on the achievement of various performance metrics that the Company establishes through the Committee, as discussed above. The plan is unfunded and unsecured.

Additional information with respect to the components of the Company’s retirement program, including the value of participant’s accounts, is set forth in the “Post-Employment Compensation” section on page 36 below.

Perquisites and Fringe Benefits

Perquisites and fringe benefits are designed to provide certain personal benefits and to fund certain expenditures that are common among executive officers in many companies. The Committee believes that this component of compensation is a valuable tool in attracting, motivating, rewarding and recruiting highly qualified employees. The Committee reviews the level of these benefits on an annual basis.

The Company provides each of Mr. Smith and Mr. Thomas with the use of a company automobile. The Company provides Mr. Cantrell with an automobile allowance.

Post-Termination Compensation

The Company is aware of constant opportunities for mergers and other consolidations in the banking industry, and the Board of Directors encourages management to seek out such opportunities that are in the best interest of shareholders. The Committee is also mindful of the inherent difficulty that management may have in pursuing opportunities that could result in the loss of their jobs.

In order to support management in such strategic endeavors, in 2016, the Company provided each of the named executive officers with a change in control agreement with terms and pay-outs consistent with both the officer’s position and responsibilities and similar arrangements in place at comparable banking institutions. Any pay-outs from such an agreement, and other compensation that the officer may receive under other Company plans, will be subject to the limitations of Section 280G of the Internal Revenue Code of 1986, as amended (the “IRC”). The Company’s historical compensation arrangements have not provided for the Company to make “gross-up” payments that would cover the reimbursement of excise taxes that may arise under Section 280G, and accordingly each change in control agreement similarly does not contain such a “gross-up” provision.

Additional information with respect to the Company’s change in control agreements is set forth beginning on page 38 below.

Summary Compensation Table

The table below sets forth, for the years ended December 31, 2020, December 31, 2019 and December 31, 2018, the compensation earned by the following named executive officers:

•	the individuals who served as the Company’s principal executive officer and the principal financial officer during 2020
•	the three other most highly compensated executive officers who were executive officers at December 31, 2020

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Rex L. Smith, III President and Chief Executive Officer	2020 2019 2018	434,000 427,500 420,000	-- -- --	-- -- --	107,600 167,000 146,000	71,610 86,569 99,225	-- -- --	267,452 269,288 277,449	880,662 950,357 942,674
Bruce E. Thomas Executive Vice President and Chief Financial Officer	2020 2019 2018	222,500 219,000 215,000	-- -- --	-- -- --	53,800 83,500 73,000	24,475 29,565 33,863	114,936 134,450 13,907	43,482 45,749 48,637	459,193 512,264 384,407
Jeff R. Cantrell Executive Vice President and Chief Operating Officer, Essex Bank	2020 2019 2018	223,500 220,000 215,000	-- -- --	-- -- --	53,800 83,500 73,000	24,585 29,700 33,863	-- -- --	58,240 60,215 59,461	360,125 393,415 381,324
Patricia M. Davis (5) Executive Vice President and Chief Credit Officer, Essex Bank	2020 2019 2018	220,000 210,000 203,000	-- -- --	-- -- --	53,800 83,500 73,000	24,200 28,350 31,973	-- -- --	47,438 47,874 49,344	345,438 369,724 357,317
John M. Oakey, III Executive Vice President, General Counsel and Secretary	2020 2019 2018	222,500 219,000 215,000	-- -- --	-- -- --	53,800 83,500 73,000	24,475 29,565 33,863	-- -- --	55,654 51,254 52,875	356,429 383,319 374,738

(1)	These amounts reflect the aggregate grant date fair values of each award as computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the “Black Scholes Option Pricing” method. Additional information, including a discussion of the assumptions used for the estimates, is in Note 13 of the notes to the consolidated financial statements in the Company’s 2020 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 15, 2021.

(2)	These amounts reflect pay-outs under the Company’s objectives-based incentive plan. Additional information on this plan is included in the “Compensation Program – Annual Incentives” section above.

(3)	The amount for 2020 represents, for Thomas, a $15,367 change in value of his accumulated benefit in the supplemental executive retirement plan and a $99,569 change in value of his accumulated benefit in the pension plan. Additional information on these plans is included in the “Post-Employment Compensation” section below.

(4)	Amounts for 2020 represent, for Smith, $13,589 in 401(k) plan matching contributions, $225,680 in Company contributions to the non-qualified defined contribution retirement plan, $19,966 as the above market or preferential portion of interest credited to his account in the Company’s non-qualified defined contribution retirement plan, $6,960 in employer-paid healthcare and $1,257 for personal use of a company automobile, for Thomas, $8,900 in 401(k) plan matching contributions, $24,475 in Company contributions to the non-qualified defined contribution retirement plan, $1,935 as the above market or preferential portion of interest credited to his account in the Company’s non-qualified defined contribution retirement plan, $6,960 in employer-paid healthcare, $894 for personal use of a company automobile and $318 for the economic value of his assigned portion of split-dollar life insurance in connection with the Bank’s supplemental executive retirement plan, for Cantrell, $10,128 in 401(k) plan matching contributions, $35,760 in Company contributions to the non-qualified defined contribution retirement plan, $2,992 as the above market or preferential portion of interest credited to his account in the Company’s non-qualified defined contribution retirement plan, $6,960 in employer-paid healthcare and $2,400 for an automobile allowance, for Davis, $8,824 in 401(k) plan matching contributions, $35,200 in Company contributions to the non-qualified defined contribution retirement plan, $2,814 as the above market or preferential portion of interest credited to her account in the Company’s non-qualified defined contribution retirement plan and $600 in employer-paid healthcare and, for Oakey, $10,105 in 401(k) plan matching contributions, $35,600 in Company contributions to the non-qualified defined contribution retirement plan, $2,989 as the above market or preferential portion of interest credited to his account in the Company’s non-qualified defined contribution retirement plan and $6,960 in employer-paid healthcare.

(5)	On December 9, 2020, Davis announced her resignation from the Company effective February 28, 2021.

Employment Agreements

The Company does not currently have employment agreements with any of its executive officers. Information with respect to the Company’s change in control agreements is set forth in the “Post-Employment Compensation” section below.

Pay Ratio Disclosure

For the year ended December 31, 2020, the total compensation for Rex L. Smith, III, the Company’s President and Chief Executive Officer, was $880,662, as presented in the “Summary Compensation Table” above. For the same period, the median of the total compensation of all employees of the Company was $54,654. Accordingly, the ratio of the total compensation of Mr. Smith to the median employee for the 2020 year was 16.11 to 1.

The Company identified the median employee based on a review of the total compensation, as calculated in the same manner for the President and Chief Executive Officer, for the year ended December 31, 2020 of each of the 245 employees who were employed in a full-time or part-time capacity by the Company as of December 31, 2020.

The rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Grants of Plan-Based Awards

The following table shows potential annual performance-based cash bonuses and non-statutory stock options under the Company’s 2019 Stock Incentive Plan during the year ended December 31, 2020. The Company did not grant any stock awards under its 2019 Stock Incentive Plan during the year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Underlying (#) (2)	Awards ($/Sh)	Awards ($) (3)
Smith	1/17/2020	--	--	--	40,000	9.45	107,600
	--	32,550	65,100	162,750	--	--	--
Thomas	1/17/2020	--	--	--	20,000	9.45	53,800
	--	11,125	22,250	55,625	--	--	--
Cantrell	1/17/2020	--	--	--	20,000	9.45	53,800
	--	11,175	22,350	55,875	--	--	--
Davis	1/17/2020	--	--	--	20,000	9.45	53,800
	--	11,000	22,000	55,000	--	--	--
Oakey	1/17/2020	--	--	--	20,000	9.45	53,800
	--	11,125	22,250	55,625	--	--	--

(1)	For the 2020 year, the Committee adopted an objectives-based cash incentive plan for the named executive officers that tied incentive payments to specific operating metrics of the Company. These metrics were net income, the amount of non-performing assets as a percentage of total assets at 2020 year end, transaction deposit growth and a job-related discretionary component; the four metrics were assigned weights of 70%, 10%, 15% and 5%, respectfully. The plan included threshold, target, stretch and maximum levels of performance for each metric and a corresponding payout, weighted as a percentage of salary, to each of the named executive officers based on the achievement of such levels. The range of the payout on each metric for the named executive officers other than Mr. Smith, weighted as noted above, would be generally from 5.0% (threshold) to 25.0% (maximum) of salary, and the range of the payout for Mr. Smith would be from 7.5% (threshold) to 37.5% (maximum) of salary.

(2)	All option awards presented vest in four equal annual installments beginning on the first anniversary of the grant date.

(3)	These amounts reflect the aggregate grant date fair values of each award as computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the “Black Scholes Option Pricing” method. Additional information, including a discussion of the assumptions used for the estimates, is in Note 13 of the notes to the consolidated financial statements in the Company’s 2020 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 15, 2021.

Outstanding Equity Awards

The Company maintains the Community Bankers Trust Corporation 2009 Stock Incentive Plan, which terminated in June 2019, and the Community Bankers Trust Corporation 2019 Stock Incentive Plan, which was approved by shareholders in May 2019. The 2019 plan can be used (and before its termination the 2009 plan was used) to grant restricted stock awards, stock options in the form of incentive stock options and non-statutory stock options and other stock-based awards to employees and directors of the Company. The 2009 plan made available up to 2,650,000 shares of common stock for issuance to participants under the plan, and the 2019 plan makes available up to 2,500,000 shares of common stock for issuance to participants under the plan.

The following table shows outstanding stock awards and option awards held by the named executive officers as of December 31, 2020.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Smith	75,000	--		4.37	1/16/2025	--	--
	40,000	--		5.07	1/22/2026	--	--
	56,250	18,750	(1)	7.40	1/20/2027	--	--
	20,000	20,000	(2)	8.45	1/19/2028	--	--
	12,500	37,500	(3)	7.70	1/18/2029	--	--
	--	20,000	(4)	9.45	1/17/2030	--	--
Thomas	3,750	--		3.80	1/17/2024	--	--
	10,000	--		4.37	1/16/2025	--	--
	15,000	--		5.07	1/22/2026	--	--
	15,000	5,000	(1)	7.40	1/20/2027	--	--
	10,000	10,000	(2)	8.45	1/19/2028	--	--
	6,250	18,750	(3)	7.70	1/18/2029	--	--
	--	20,000	(4)	9.45	1/17/2030	--	--
Cantrell	20,000	--		5.07	1/22/2026	--	--
	15,000	5,000	(1)	7.40	1/20/2027	--	--
	10,000	10,000	(2)	8.45	1/19/2028	--	--
	6,250	18,750	(3)	7.70	1/18/2029	--	--
	--	20,000	(4)	9.45	1/17/2030	--	--
Davis	10,000	--		1.25	1/19/2022	--	--
	10,000	--		2.86	1/17/2023	--	--
	10,000	--		3.80	1/17/2024	--	--
	20,000	--		4.37	1/16/2025	--	--
	20,000	--		5.07	1/22/2026	--	--
	15,000	5,000	(1)	7.40	1/20/2027	--	--
	10,000	10,000	(2)	8.45	1/19/2028	--	--
	6,250	18,750	(3)	7.70	1/18/2029	--	--
	--	20,000	(4)	9.45	1/17/2030	--	--
Oakey	25,000	--		1.25	1/19/2022	--	--
	15,000	--		2.86	1/17/2023	--	--
	15,000	--		3.80	1/17/2024	--	--
	20,000	--		4.37	1/16/2025	--	--
	20,000	--		5.07	1/22/2026	--	--
	15,000	5,000	(1)	7.40	1/20/2027	--	--
	10,000	10,000	(2)	8.45	1/19/2028	--	--
	6,250	18,750	(3)	7.70	1/18/2029	--	--
	--	20,000	(4)	9.45	1/17/2030	--	--

(1)	The options vest in four equal annual installments beginning on January 20, 2018 and were fully exercisable as of January 20, 2021.

(2)	The options vest in four equal annual installments beginning on January 19, 2019.

(3)	The options vest in four equal annual installments beginning on January 18, 2020.

(4)	The options vest in four equal annual installments beginning on January 17, 2021.

Option Exercises and Stock Vested

The following table shows the exercise of stock options by the named executive officers during the year ended December 31, 2020. No restricted stock awards held by any such officers vested during the year ended December 31, 2020, and there were no such outstanding awards as of such date.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Smith	50,000	260,000
Thomas	--	--
Cantrell	--	--
Davis	--	--
Oakey	--	--

Post-Employment Compensation

401(k) Employee Savings Plan

The Company sponsors a 401(k) plan for all of its eligible employees. The executive officers of the Company participate in the 401(k) plan on the same basis as all other eligible employees of the Company.

Pension Plan and Supplemental Executive Retirement Plan

The Bank maintains a non-contributory defined benefit pension plan for all full-time employees who are 21 years of age or older and who have completed one year of eligibility service. The plan, which was a benefit available only to employees of the Bank prior to the merger of BOE Financial with and into the Company, was frozen to new entrants prior to the merger. Effective December 31, 2010, the Company froze the plan benefits for all participants in the pension plan.

Mr. Thomas is a participant in this plan. Benefits payable under the plan are based on years of credited service, average compensation over the highest consecutive five years, and the plan’s benefit formula (1.60% of average compensation times years of credited service up to 20 years, plus 0.75% of average compensation times years of credited service in excess of 20 years, plus 0.65% of average compensation in excess of Social Security Covered Compensation times years of credited service up to a maximum of 35 years). For 2020, the maximum allowable annual benefit payable by the plan at age 65 (the plan’s normal retirement age) was $230,000 and the maximum compensation covered by the plan was $285,000. Reduced early retirement benefits are payable on or after age 55 upon completion of 10 years of credited service. Amounts payable under the plan are not subject to reduction for Social Security benefits.

In 2006, the Bank adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain executives to supplement the benefits that such executives can receive under the Bank’s other retirement programs and social security. Mr. Thomas is a participant in the SERP. Retirement benefits under the SERP vary by individual and are payable at age 65 for 15 years or life, whichever is longer. In the event of termination prior to age 65, annual benefits commence immediately and are payable for 15 years only, and are equal to the full retirement benefit discounted by 5.0% annually for each year that such benefits commence prior to age 65. No benefits are payable in the event that termination is for cause.

The following table provides the present value of each named executive officer’s total accumulated benefit under the pension plan and the SERP as of December 31, 2020.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Smith	--	--	--	--
Thomas	Pension Plan	20	664,035	--
	SERP	--	313,103	--
Cantrell	--	--	--	--
Davis	--	--	--	--
Oakey	--	--	--	--

Non-Qualified Defined Contribution Retirement Plan

In 2016, the Company commenced a non-qualified defined contribution retirement plan for each of the named executive officers. The purpose of the plan is to enhance the retirement benefits that the Company provides to each officer and to recognize each officer for overall performance through additional incentive-based compensation. The terms of the plan are set forth in a Performance Driven Retirement Agreement (the “Retirement Agreement”) between the Company and each officer.

Under each Retirement Agreement, the Company will determine annual contributions to an individual deferred account for the officer on a discretionary basis. For all contributions made to the plan to date, the Company has based the amount of the contributions on the payouts made under its annual incentive plan. The range of the Company’s contributions to the deferred accounts for the named executive officers have been as follows:

Level	Percentage Contribution
Threshold	Smith	40.0% of salary
	Thomas	5.0% of salary
	Other NEOs	10.0% of salary
Target	Smith	50.0% of salary
	Thomas	10.0% of salary
	Other NEOs	15.0% of salary

Level	Percentage Contribution
Maximum	Smith	60.0% of salary
	Thomas	15.0% of salary
	Other NEOs	20.0% of salary

All contributions are fully vested when credited.

The Retirement Agreement provides that all benefits will be forfeited by an officer in the event that the officer separates from the Company and joins a competing entity within two years from the separation date. Early termination benefits are payable commencing at age 65, and normal retirement benefits are payable at the later of age 65 and separation of service. Change in control benefits are payable upon a separation of service following a change in control, and such benefits will be reduced as necessary in order to comply with the limitations of IRC Section 280G. The Retirement Agreement also provides for the payment of benefits in the event of the officer’s death during employment.

The following table provides specific information for each named executive officer for the non-qualified defined contribution retirement plan as of December 31, 2020.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year End ($) (3)
Smith	--	225,680	37,204	--	1,336,363
Thomas	--	24,475	3,606	--	132,115
Cantrell	--	35,760	5,576	--	202,226
Davis	--	35,200	5,243	--	191,727
Oakey	--	35,600	5,570	--	201,875

(1)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(2)	For each of the named executive officers, the above market or preferential portion of interest credited to his or her account in the Company’s non-qualified defined contribution retirement plan was zero. Accordingly, no earnings amounts are included in the Summary Compensation Table.

(3)	The amount for each named executive officer as of December 31, 2020 is 100% vested. In addition to the Company’s contributions in 2020, the amounts include the following Company contributions that have been reported as compensation in the Summary Compensation Table for 2020 and 2019, respectively: Smith, $225,860 and $243,675; Thomas, $24,475 and $29,565; Cantrell, $35,760 and $40,700; Davis, $35,200 and $38,850; and Oakey, $35,600 and $40,515.

Change in Control Agreements

In 2016, the Company entered into a change in control arrangement with each of the named executive officers. The terms of each arrangement are set forth in a Change in Control Employment Agreement (the “CIC Agreement”) that is substantially identical for the five individual officers.

The CIC Agreement is for a term that expires on December 31, 2025, with automatic renewals on that date and every 10th anniversary of that date. The CIC Agreement provides for the employment of the officer following a “change in control”, as defined in the CIC Agreement, for a period of two years.

During such period, the officer will receive a base salary that is equal to at least the same base salary that the officer received for the 12 months before the change in control. In addition, the officer will be entitled to participate in incentive, savings, retirement and benefit plans at the same level as other similarly situated officers, and at least at the level of the officer’s participation in such plans during the six months prior to the change in control.

The CIC Agreement provides for specified payments to the officer under certain termination scenarios during the two-year employment period. If the officer is terminated “without cause” or terminates for “good reason”, each as defined in the CIC Agreement, the officer will receive salary, bonuses, incentives and benefits that would be owed through the date of termination, a salary continuation benefit that equals a multiple times the officer’s highest salary during the 12 months prior to termination plus the officer’s highest annual bonus during the two years prior to termination, continuation of benefits for 12 months and outplacement services in the amount of up to $25,000. For Messrs. Smith, Thomas, Cantrell and Oakey, the salary continuation benefit is 3.00 times such salary and bonus minus $1.00. If the officer’s termination is due to “death” or “disability”, each as defined in the CIC Agreement, the officer will receive salary, bonuses, incentives and benefits that would be owed through the date of termination, three months of base salary and continuation of benefits (for dependents only in the case of death) for 12 months.

Ms. Davis, who resigned from the Company effective February 28, 2021, had a CIC agreement with a salary continuation benefit that was 2.00 times such salary and bonus minus $1.00.

The CIC Agreement provides that the amounts and benefits payable to the officer will be reduced as necessary, and as may be directed by the officer, in order to comply with the limitations of IRC Section 280G. The Company’s current compensation arrangements do not provide for the Company to make “gross-up” payments that would cover the reimbursement of excise taxes that may arise under Section 280G. The CIC Agreement similarly does not contain such a “gross-up” provision. The CIC Agreement also contains a “clawback” provision consistent with the requirements of federal law and the listing standards of the Nasdaq Stock Market.

Potential Payments Upon Termination

The table below quantifies the expected payments to the named executive officers in different, specified employment termination circumstances. The table does not include benefits payable to Mr. Thomas under the pension plan and the supplemental executive retirement plan. Information with respect to the post-employment benefits under those plans is presented above.

The information below assumes that termination of employment occurred on December 31, 2020. The Company does not have any arrangements with any of the named executive officers that provide for payment in employment termination circumstances other than those events presented in the table.

			Within 24 Months Following a Change in Control
Name	Benefit	Termination Due to Death ($)	Termination Without Cause or for Good Reason ($)	Termination Due to Death ($)	Termination Due to Disability ($)
Smith	Payment under CIC Agreement (1)	--	1,472,521	108,500	108,500
	Payment under Retirement Agreement (2)	1,911,887	1,336,363	1,911,887	1,336,363
	Health care benefits continuation (3)	--	0	6,960	6,960
	Total Value	1,911,887	2,808,884	2,027,347	1,451,823
Thomas	Payment under CIC Agreement (1)	--	769,088	55,625	55,625
	Payment under Retirement Agreement (2)	384,542	178,584	384,542	132,115
	Health care benefits continuation (3)	--	0	6,960	6,960
	Total Value	384,542	947,672	447,127	194,700
Cantrell	Payment under CIC Agreement (1)	--	772,088	55,875	55,875
	Payment under Retirement Agreement (2)	513,071	256,243	513,071	202,226
	Health care benefits continuation (3)	--	0	6,960	6,960
	Total Value	513,071	1,028,331	575,906	265,061
Davis	Payment under CIC Agreement (1)	--	503,945	55,000	55,000
	Payment under Retirement Agreement (2)	192,549	270,345	192,549	191,727
	Health care benefits continuation (3)	--	0	0	600
	Total Value	192,549	774,290	247,549	247,327
Oakey	Payment under CIC Agreement (1)	--	690,311	55,625	55,625
	Payment under Retirement Agreement (2)	938,276	201,875	836,561	201,875
	Health care benefits continuation (3)	--	0	0	6,960
	Total Value	938,276	892,186	892,186	264,460

(1)	The salary continuation benefit for termination without cause or for good reason within 24 months following a change in control under each CIC Agreement as of December 31, 2020 is as follows: Smith, $1,599,674; Thomas, $769,088; Cantrell, $772,088; Davis, $503,945; and Oakey, $769,088. Each CIC Agreement, however, provides that the amounts and benefits under the CIC Agreement will be reduced as necessary, and as may be directed by the officer, in order to comply with the limitations of IRC Section 280G. The amounts shown in the table reflect any expected reduction.

(2)	The pre-retirement death benefit under the non-qualified defined contribution retirement plan, whether or not there is a change in control, is the projected account balance at age 65 for each named executive officer. The benefit for termination without cause or for good reason within 24 months following a change in control is the discounted present value of the projected account balance as of December 31, 2020, as follows: Smith, $1,785,853; Thomas, $273,037; Cantrell, $386,230; Davis, $124,077; and Oakey, $549,250. (On December 9, 2020, Ms. Davis announced her resignation from the Company effective February 28, 2021.) Each Retirement Agreement, however, provides that change in control benefits will be reduced as necessary in order to comply with the limitations of IRC Section 280G. The amounts shown in the table reflect any expected reduction. The benefit for termination for other reasons (other than death) after a change in control is the account balance in the retirement plan.

(3)	The benefit is provided under each CIC Agreement. Each CIC Agreement, however, provides that the amounts and benefits under the CIC Agreement will be reduced as necessary, and as may be directed by the officer, in order to comply with the limitations of IRC Section 280G. The amounts shown in the table reflect any expected reduction (including a reduction to zero).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the Company’s directors and executive officers are at present, as in the past, its banking customers. As such, the Company, through its banking subsidiary, has had, and expects to have in the future, banking transactions with directors, officers, principal shareholders and their employees. All loans and commitments to lend to such parties have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time with other persons not related to the Company or the Bank. These transactions do not involve more than the normal risk of collectability or present other unfavorable features.

For over 15 years, the Bank has engaged Spotts Fain PC, the law firm for which Mr. Fain is President and a director. Mr. Fain, who joined the Board of Directors in 2018, also holds a 6.67% ownership interest in the firm. The legal services that Spotts Fain provides to the Bank include real-estate related closing fees, almost all of which are paid by the Bank’s customers, and general creditors’ rights and litigation advice. Mr. Fain has not been personally involved in the services that his firm provides the Bank, and his appointment to and service on the Board is not connected to the ongoing professional relationship between the Bank and Spotts Fain. The aggregate amount that Mr. Fain’s firm received for legal services provided to the Bank in 2020 was $197,068, of which the Bank paid directly only $14,047.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by its Board of Directors that is separate from the Code of Business Conduct and Ethics, which applies to directors, officers and all employees of the Company and its subsidiaries. The Board reviews all proposed related party transactions for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Those directors that are involved in a proposed related party transaction are excused from the Board and/or committee meeting during the discussion and vote with respect to the proposal.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proposal is commonly known as the “say on pay” proposal. The Dodd-Frank Act, enacted in 2010, requires that each public company provide its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, such company’s executive compensation program, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

At the Company’s 2015 annual meeting, the shareholders voted in favor of having the advisory votes on the endorsement of the Company’s executive compensation program every year. Accordingly, the Company is asking you to approve at the Annual Meeting its executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement for the 2021 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.”

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the Annual Meeting vote in favor of the proposal.

Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

At the Company’s 2020 annual meeting, the shareholders approved this proposal with 58.8% of the votes cast in favor of it.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that the shareholders vote FOR Proposal Two.

PROPOSAL THREE

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES

ON EXECUTIVE COMPENSATION

This proposal is commonly known as the “say on frequency” proposal. The Dodd-Frank Act requires that each public company provide its shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the company should seek future advisory votes on the endorsement of such company’s executive compensation program (the “say on pay” proposal).

In voting on this proposal, shareholders may indicate whether they would prefer that the Company conduct future advisory votes on executive compensation every year, every two years or every three years. Shareholders also may abstain, if they wish, from casting a vote on this proposal.

The Company’s Board of Directors has determined that an annual advisory vote on executive compensation will allow its shareholders to provide timely, direct input on the Company’s executive compensation policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage with its shareholders on executive compensation and corporate governance matters.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Board and its Compensation Committee, however, may take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. In addition, the Board may decide that it is in the best interests of the Company and its shareholders to hold the advisory votes on executive compensation more or less frequently than the frequency receiving the most votes cast by the Company’s shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every year, every two years or every three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board.

The Board of Directors recommends that the shareholders vote, with respect to Proposal Three, FOR the approval of a frequency of “every year” for advisory votes on the endorsement of the Company’s executive compensation program.

PROPOSAL FOUR

APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

Yount, Hyde & Barbour, P.C. (“YHB”), an independent registered public accounting firm, served as the Company’s independent registered public accounting firm during the year ended December 31, 2020, and has been selected by the Audit Committee of the Company’s Board of Directors to serve as the Company’s independent registered public accounting firm for the current fiscal year. Representatives of YHB will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board, as a matter of good corporate governance, is requesting that shareholders ratify the selection of YHB as the Company’s independent registered public accounting firm for 2021. If shareholders do not ratify the selection of YHB, the Audit Committee will reconsider its appointment.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of YHB as the Company’s independent registered public accounting firm for 2021.

Fees

The following table presents fees billed to the Company by YHB with respect to the years ended December 31, 2020 and December 31, 2019.

	2020	2019
Audit Fees	$107,850	$145,750
Audit-Related Fees	$50,150	$10,500
Tax Fees	$16,500	$15,750
All Other Fees	--	--

Audit Fees are fees billed for the audit of the Company’s annual consolidated financial statements and for reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for each year presented. The fee for 2019 also included the audit of management’s assessment of internal control over financial reporting under the Sarbanes-Oxley Act of 2002. The Company paid YHB an additional $3,232 for travel and related expenses for the 2019 audit work.

Audit-Related Fees are fees billed for services rendered in connection with the audit of the Bank’s 401(k) employee savings plan. The fees for 2020 also included the audit of internal control over financial reporting required by the Bank’s annual FDIC Improvement Act (FDICIA) regulatory filing. That audit was not required for 2020 under the Sarbanes-Oxley Act.

Tax Fees are fees billed for the preparation of federal tax forms, tax planning and various other tax-related items.

Pre-Approval Policies and Procedures

The Audit Committee of the Board of Directors has adopted policies and procedures for the pre-approval of services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Such policies and procedures provide that the Audit Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof).

For the 2020 year, the Audit Committee pre-approved the following services provided by YHB:

•	$130,500 for the audit of the Company’s 2020 consolidated financial statements and related work, $16,500 for the review of the consolidated financial statements included in each of the Company’s quarterly reports on Form 10-Q and related research and consultation services up to $10,000;
•	$11,000 for the audit of the Bank’s 401(k) employee savings plan; and
•	$16,500 for the preparation of federal and state income tax returns for 2020.

As permitted under the Sarbanes-Oxley Act and its pre-approval policies and procedures, the Audit Committee may delegate pre-approval authority to its Chair. The Chair must then report any pre-approval decisions to the Audit Committee at the next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted by the Board of Directors. The Committee assists the Board of Directors in the fulfillment of its oversight responsibilities with respect to the completeness and accuracy of the Company’s financial reporting and the adequacy of its financial and operating controls. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls over financial reporting; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2020 with each of management and the independent registered public accounting firm. The Committee has also discussed with management the Company’s compliance with Section 404 of the Sarbanes-Oxley Act relative to testing of internal control over financial reporting. The Committee has further discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Committee has also discussed with the independent registered public accounting firm its independence and has considered whether the provision of specific non-audit services by the independent registered public accounting firm is compatible with maintaining its independence.

The Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting.

Based on the review and discussions described in this report, and subject to the limitations on its role and responsibilities described in this report and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal control over financial reporting, and of the independent registered public accounting firm who, in its reports, expresses opinion on the conformity of the Company’s annual consolidated financial statements with generally accepted accounting principles.

Audit Committee

Gerald F. Barber, Chair

William E. Hardy

S. Waite Rawls III

Robin Traywick Williams

Date: March 11, 2021

SHAREHOLDER PROPOSALS

All proposals, including nominations for directors, submitted by shareholders for presentation in the proxy statement for the 2022 annual meeting of shareholders must comply with the Securities and Exchange Commission’s rules regarding shareholder proposals. In addition, the Company’s Bylaws require that for any business to be properly brought before an annual meeting by a shareholder, the Company’s Secretary must have received written notice thereof not less than 60 nor more than 90 days prior to the meeting (or not later than 10 days after a notice or public disclosure of such meeting date if such disclosure occurs less than 70 days prior to the date of the meeting). The notice must set forth

•	for nominations for directors, as to each person whom the shareholder proposes to nominate for election as a director
o	the name, age, business address and residence address of the person;
o	the principal occupation or employment of the person;
o	the class and number of shares of capital stock of the Company that are beneficially owned by the person; and
o	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission; and

•	for other business, as to each matter the shareholder proposes to bring before the annual meeting
o	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and
o	any material interest of the shareholder in such business; and

•	as to the shareholder giving the notice
o	the name and record address of the shareholder; and
o	the class, series and number of shares of capital stock of the Company that are beneficially owned by the shareholder.

The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the shareholder has not provided timely written notice as required by the Bylaws.

Any proposal of a shareholder intended to be presented at the Company’s 2022 annual meeting of shareholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no later than December 20, 2021.

ANNUAL REPORTS

The Company’s 2020 Annual Report to Shareholders, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission, is being mailed to shareholders with this proxy statement. Shareholders may also request, without charge, an additional copy of the Company’s 2020 Annual Report to Shareholders, by writing to the Corporate Secretary, 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233. The 2020 Annual Report to Shareholders is not part of the proxy solicitation materials.

April 19, 2021

17888 Community Bankers Proxy Card REV3- FrontYOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same mannerCOMMUNITY BANKERS TRUST CORPORATIONPLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/cbtrustcorp/2021 PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your sharesMAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark your votesTHIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL OF THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 4, FOR “ONE YEAR” IN PROPOSAL 3 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 4 AND FOR “ONE YEAR” IN PROPOSAL 3.like this1. Election of Directors (1) Hugh M. Fain, III (2) Ira C. Harris (3) Rex L. Smith, IIIFOR AGAINST3. Advisory vote on the frequency of the advisory votes to endorse the Company’s executive compensation program.ONE YEARTWO YEARSTHREE YEARS ABSTAIN(4) Robin Traywick Williams2. Approval of an advisory resolution to endorse the Company’s executive compensation program.FORAGAINSTABSTAIN4. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2021.FOR AGAINST ABSTAINCONTROL NUMBERSignatureSignature, if held jointlyDate, 2021Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

17888 Community Bankers Proxy Card REV3- BackImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 21, 2021 The proxy statement and our 2020 Annual Report to Shareholders are available at http://www.cbtrustcorp.com FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSCOMMUNITY BANKERS TRUST CORPORATIONThe undersigned appoints Rex L. Smith, III, Bruce E. Thomas and John M. Oakey, III, and each or any of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Community Bankers Trust Corporation (the “Company”) held of record by the undersigned at the close of business on April 13, 2021 at the Company’s Annual Meeting of Shareholders to be held virtually on Friday, May 21, 2021, at 10:00 a.m. Eastern Time and at any adjournment or postponement thereof (the “Annual Meeting”). In the event that any other matter may properly come before the Annual Meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his discretion.(Continued, and to be marked, dated and signed, on the other side)